Exhibit 23

Nucor Corporation

2019 Form 10-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-220010) and on Form S-8 (Nos. 333-196104, 333-167070, 333-108751 and 333-108749) of Nucor Corporation of our report dated February 28, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

February 28, 2020